UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

YARDVILLE NATIONAL BANCORP

(Exact Name of Issuer as Specified in Charter)

NEW JERSEY (State or Other Jurisdiction of Incorporation or Organization)	000-26086 (Commission File Number)	22-2670267 (I.R.S. Employer Identification Number)

2465 KUSER ROAD, HAMILTON, NEW JERSEY 08690

(Address of Principal Executive Offices)

(609) 585-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02. Results of Operations and Financial Condition.

On January 30, 2006, Yardville National Bancorp (the “Registrant”) issued a press release reporting its financial results for the fourth quarter and fiscal year ended December 31, 2005. A copy of the press release was attached as an exhibit to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2006.

This Amendment No. 1 on Form 8-K/A corrects certain errors in the unaudited consolidated statements of condition and the financial summaries of average balances, yields and costs, each an “average balance sheet,” furnished with the referenced press release and Current Report. Specifically, corrections have been made to the unaudited consolidated statements of condition with respect to a reclassification between non-interest bearing and interest bearing deposits at December 31, 2005, to the unaudited three-month average balance sheet with respect to the average balance and average cost of savings, money markets, and interest bearing demand deposits and the average balance of other liabilities, each for the three-month period ended December 31, 2005, and to the unaudited twelve-month average balance sheet with respect to the average balances of savings, money markets, and interest bearing demand deposits and other liabilities, each for the twelve-month period ended December 31, 2005.

A copy of the corrected press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K/A:

Exhibit No.	Description
99.1	Press Release dated January 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARDVILLE NATIONAL BANCORP
Date: February 16, 2006	By: Stephen F. Carman Stephen F. Carman Vice President and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description
99.1	Press Release dated January 30, 2006.